Exhibit 13

MITSUBISHI UFJ FINANCIAL GROUP, INC.

CERTIFICATION REQUIRED BY

RULE 13a-14(b) OR RULE 15d-14(b)

AND 18 U.S.C. Section 1350

In connection with the Annual Report of Mitsubishi UFJ Financial Group, Inc. (the “Company”) on Form 20-F for the fiscal year ended March 31, 2005 as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), I, Nobuo Kuroyanagi, President and Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350 that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/    NOBUO KUROYANAGI

Name: Nobuo Kuroyanagi

Title: President and Chief Executive Officer

Dated: February 28, 2006

MITSUBISHI UFJ FINANCIAL GROUP, INC.

CERTIFICATION REQUIRED BY

RULE 13a-14(b) OR RULE 15d-14(b)

AND 18 U.S.C. Section 1350

In connection with the Annual Report of Mitsubishi UFJ Financial Group, Inc. (the “Company”) on Form 20-F for the fiscal year ended March 31, 2005 as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), I, Hajime Sugizaki, Senior Managing Director and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350 that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/    HAJIME SUGIZAKI

Name: Hajime Sugizaki

Title: Senior Managing Director and Chief Financial Officer

Dated: February 28, 2006